UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 5, 2006
National Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19136 (Commission File Number)	58-1922764 (IRS Employer Identification No.)

1400 ONE ENERGY SQUARE
4925 GREENVILLE
DALLAS, TEXAS	75206
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 692-9211
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
     On January 5, 2006, National Energy Group, Inc. sent its stockholders a Notice of Action by Written Consent in Lieu of Meeting of Stockholders dated January 5, 2006, announcing that, effective as of December 7, 2005, AREP Oil & Gas LLC, as the holder of a majority of the issued and outstanding shares of common stock of the Company, executed and delivered to the Company a written consent in lieu of a meeting of stockholders of the Company approving an Agreement and Plan of Merger, dated as of December 7, 2005, by and among the Company, AREP Oil & Gas, NEG IPOCO, Inc. (“Newco”) and American Real Estate Holdings Limited Partnership, pursuant to which, among other things, the Company will be merged with and into Newco.
     A copy of such notice is an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit is deemed to be “furnished” and not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Notice of Action by Written Consent in Lieu of Meeting of Stockholders dated January 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
By:	/s/ Philip D. Devlin
	Name:	Philip D. Devlin
	Title:	Vice President, General Counsel and Secretary

Date: January 5, 2006

EXHIBIT INDEX

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Notice of Action by Written Consent in Lieu of Meeting of Stockholders dated January 5, 2006